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                                                                    Exhibit 23.1

McGladrey & Pullen
Certified Public Accountants

Consent of Independent Auditor's

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Director Short Term Stock Incentive Plan of Kankakee Bancorp, Inc., of our report dated February 6, 2003, with respect to the consolidated financial statements of Kankakee Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ McGladrey & Pullen, LLP

Champaign, Illinois
May 1, 2003


McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.